Notice to Shareholders

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o Elect trustees for each fund.* The individuals listed in the table below were elected as trustees for each fund. All trustees served as trustees to the funds prior to the shareholder meeting.

---------------------------- ----------------- --------------- -----------------
            Trustee                For            Withheld      Percentage For
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
John J. Brennan              70,380,839,727    1,259,995,409   98.2%
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Charles D. Ellis             70,360,941,814    1,279,893,321   98.2
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Rajiv L. Gupta               70,274,493,869    1,366,341,266   98.1
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
JoAnn Heffernan Heisen       70,368,543,153    1,272,291,982   98.2
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Burton G. Malkiel            70,284,920,657    1,355,914,478   98.1
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
Alfred M. Rankin, Jr.        70,401,439,983    1,239,395,152   98.3
---------------------------- ----------------- --------------- -----------------
---------------------------- ----------------- --------------- -----------------
J. Lawrence Wilson           70,272,336,850    1,368,498,286   98.1
---------------------------- ----------------- --------------- -----------------
*Results are for all funds within the same trust.

o Change each fund's policy on investing in other mutual funds. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Growth Index          3,766,763,213       232,090,993       108,441,194      436,557,741       82.9%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Value Index           1,588,656,069       71,260,133        47,410,920       335,573,086       77.8
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Total Stock Market    11,298,489,963      495,818,077       522,401,216      1,048,920,887     84.5
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

o Authorize each fund's trustees to change the target index. This change allows each fund's trustees to change the fund's target index if they determine that doing so is in the shareholders' best interests. Any new index chosen for a fund would be required to track the same market segment as the fund's existing index.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Growth Index          3,522,923,397       475,280,289       109,091,714      436,557,741       77.5%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Value Index           1,577,430,811       82,358,766        47,537,545       335,573,086       77.2
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Total Stock Market    11,208,896,648      738,148,937       369,663,670      1,048,920,887     83.9
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

o Reclassify the following funds as nondiversified. This change to "nondiversified" status enables each fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

--------------------- ------------------- ----------------- ---------------- ----------------- --------------
   Vanguard Fund             For              Against           Abstain           Broker        Percentage
                                                                                 Non-Votes          For
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Value Index             1,589,834,694       63,378,350        54,114,078        335,573,086        77.8%
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
--------------------- ------------------- ----------------- ---------------- ----------------- --------------
Total Stock Market      11,298,871,300      629,169,613       388,668,343      1,048,920,887       84.5
Index
--------------------- ------------------- ----------------- ---------------- ----------------- --------------

Note: Vote tabulations are rounded to the nearest whole number.